UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2013

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced its operational results for the quarter and six months ended June 30, 2013.  A copy of its press release is included in this Report as Exhibit 99.1.
The information furnished pursuant to this Item 2.02 shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Exchange Act or the U.S. Securities Act of 1933. We undertake no duty or obligation to publicly update or revise the information so furnished.
Item 8.01.	Other Events.
Progenics is committed to providing current and accurate information about its business to stockholders, potential investors, the media and others interested in the Company.  We understand that people look to the Internet, including Progenics' and the U.S. Securities and Exchange Commission's websites, general news and financial websites, and other sources for information, and that social media channels such as Facebook®, Twitter® and LinkedIn® are also useful and important information sources.
We are beginning to use social media such as LinkedIn (www.linkedin.com/company/30050) to complement our website (www.progenics.com), SEC filings, press releases, conference calls, webcasts and other public communications in disseminating business and financial information about Progenics.  Some of this information could be deemed material non-public information at the time of disclosure, and some may constitute forward-looking statements.
We encourage stockholders, potential investors, the media and others interested in Progenics to visit conventional and social media platforms and websites to follow us.  As we expand the spaces and ways in which we communicate with the public, we will note them on our website.
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: August 9, 2013